                               State of Delaware

                       Office of the Secretary of State    PAGE 1
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "TELESCIENCES INC.", CHANGING ITS NAME FROM "TELESCIENCES INC." TO "TELESCIENCES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 1999, AT 11:45 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                                        /s/ Edward J. Freel
                      [SEAL APPEARS     ----------------------------------------
                          HERE]         Edward J. Freel, Secretary of State

2415198   8100                          AUTHENTICATION:    9679263

991139474                                         DATE:    04-09-99

                               State of Delaware

                       Office of the Secretary of State    PAGE 1
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AXIOM INC.", CHANGING ITS NAME FROM "AXIOM INC." TO "TELESCIENCES INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1999, AT 10:10 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.









                                        /s/ Edward J. Freel
                    [SEAL APPEARS       ----------------------------------------
                        HERE]           Edward J. Freel, Secretary of State

2415198   8100                          AUTHENTICATION:    9659373

991123556                                         DATE:    03-30-99